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                                                                     EXHIBIT 5.1

                           [VENTURE LAW GROUP LOGO]

                                April 17, 1998


Brio Technology, Inc.
3430 West Bayshore Road
Palo Alto, California 94303

     REGISTRATION STATEMENT ON FORM S-1; FILE NO. 333-47263
     ------------------------------------------------------

Dear Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (File No. 333-47263) filed by you with the Securities and Exchange Commission on March 3, 1998, as amended on April 7, 1998, April 16, 1998 and April 17, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of a total of 3,335,000 shares of your Common Stock (the "Shares"), 3,085,000 of which are to be sold by the Company and 250,000 of which are to be sold by the Selling Stockholders (as defined in the Registration Statement). The Shares include an over-allotment option to purchase 435,000 shares granted to the underwriters and are to be sold to the underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part hereof, and in any amendment thereto.

                                        Sincerely,

                                        VENTURE LAW GROUP
                                        A Professional Corporation



                                        /s/ Venture Law Group